Exhibit 99.1

LaBranche & Co Inc. Jeffrey A. McCutcheon Senior Vice President & Chief Financial Officer (212) 820-6220

FOR IMMEDIATE RELEASE

LaBranche & Co Inc. Reports Third Quarter 2009 Results

NEW YORK, October 20, 2009 – LaBranche & Co Inc. (NYSE: LAB) (the “Company”) today reported financial results for the third quarter and nine months ended September 30, 2009. The Company reported an after-tax net loss of $8.9 million, or $0.17 per share, for the 2009 third quarter, which includes a pre-tax unrealized gain on the Company’s shares of NYSE Euronext, Inc. common stock (the “NYX shares”) of $5.1 million. This compares to a net loss of $5.6 million, or $0.09 per share, for the 2008 third quarter, which included a $31.9 million pre-tax unrealized loss on the Company’s NYX shares.

On a pro-forma basis, the Company reported a net loss for the third quarter of 2009 of $12.0 million, or $0.22 per share, compared to pro-forma net income of $13.6 million, or $0.22 per share, for the third quarter of 2008. These pro-forma results exclude the unrealized gain on the NYX shares in the third quarter of 2009 and the unrealized loss on the NYX shares in the third quarter of 2008.

The Company reported an after-tax net loss of $25.3 million, or $0.45 per share, for the nine months ended September 30, 2009, which compares to a net loss of $67.2 million, or $1.08 per share, for the nine months ended September 30, 2008.

On a pro-forma basis, the Company reported a net loss for the nine months ended September 30, 2009 of $28.6 million, or $0.51 per share, compared to pro-forma net income of $23.1 million, or $0.37 per share, for the nine months ended September 30, 2008. These pro-forma results exclude both the unrealized (gain) loss on the NYX shares and the income (loss) on early extinguishment of debt as reported in the attached reconciliation of Non-GAAP Financial Measures in each period.

The Company is the parent of LaBranche & Co. LLC, one of the largest market-makers in exchange-listed securities. The Company is also the parent of LaBranche Structured Holdings, Inc., whose subsidiaries are market-makers in options, exchange-traded funds and futures on various exchanges domestically and internationally. Another subsidiary of the Company, LaBranche Financial Services, LLC, provides mainly securities execution and brokerage services to institutional investors.

Certain statements contained in this release, including without limitation, statements containing the words “believes,” “intends,” “expects,” “anticipates,” and words of similar import, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that any such forward-looking statements are not guarantees of future performance, and since such statements involve risks and uncertainties, the actual results and performance of the Company and the industry may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. The Company also disclaims any obligation to update its view of any such risks or uncertainties or to publicly announce the result of any revisions to the forward-looking statements made in this release.

TABLES TO FOLLOW

LaBranche & Co Inc.

Condensed Consolidated Statements of Operations

(all data in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
REVENUES:
Net gain on principal transactions	$5,017	$84,634	$16,039	$189,731
Commissions and other fees	17,290	10,890	54,342	30,849
Net gain (loss) on investments	6,183	(35,343)	3,222	(153,112)
Interest income	46	16,129	1,956	63,523
Other	719	1,000	3,238	2,403

Total revenues	29,255	77,310	78,797	133,394

Interest Expense:
Debt	5,388	6,455	16,445	25,822
Inventory financing	5,270	23,841	16,360	75,461

Total interest expense	10,658	30,296	32,805	101,283

Revenues, net of interest expense	18,597	47,014	45,992	32,111

EXPENSES:
Employee compensation and related benefits	14,296	34,955	36,022	83,079
Exchange, clearing and brokerage fees	10,491	12,357	28,123	32,758
Lease of exchange memberships and trading license fees	361	429	1,171	1,272
Depreciation and amortization of intangibles	1,033	925	2,980	2,722
Early extinguishment of debt	—	—	(762)	6,005
Other	7,439	7,215	22,665	21,483

Total expenses	33,620	55,851	90,199	147,319

Loss before benefit for income taxes	(15,023)	(8,867)	(44,207)	(115,208)

Benefit for income taxes	(6,123)	(3,280)	(18,873)	(48,046)

Loss applicable to common stockholders	$(8,900)	$(5,587)	$(25,334)	$(67,162)

Weighted average common shares outstanding:
Basic	53,638	61,946	55,790	61,931
Diluted	53,638	61,946	55,790	61,931
Loss per common share:
Basic	$(0.17)	$(0.09)	$(0.45)	$(1.08)
Diluted	$(0.17)	$(0.09)	$(0.45)	$(1.08)

LaBranche & Co Inc.

Condensed Consolidated Statements of Financial Condition

(all data in thousands)

	September 30, 2009	December 31, 2008
	(unaudited)	(audited)
ASSETS

Cash and cash equivalents	$155,612	$304,179
Cash and securities segregated under federal regulations	1,727	1,876
Receivable from brokers, dealers and clearing organizations	60,783	91,354
Receivable from customers	16,664	—
Financial instruments owned, at fair value	3,607,081	3,175,968
Exchange memberships owned, at adjusted cost (market value of $5,371 and $3,910, respectively)	1,202	1,202
Office equipment and leasehold improvements, at cost, less accumulated depreciation and amortization of $14,177 and $14,362, respectively	15,232	16,522
Goodwill and other intangible assets, net	109,229	109,229
Deferred tax assets	7,151	—
Income tax receivable	10,318	—
Other assets	18,543	31,285

Total assets	$4,003,542	$3,731,615

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES:
Payable to brokers, dealers and clearing organizations	$396,250	$105,037
Payable to customers	4,859	36
Financial instruments sold, but not yet purchased, at fair value	2,965,290	2,855,420
Accrued compensation	6,371	75,747
Accounts payable and other accrued expenses	27,266	29,179
Other liabilities	12,730	12,840
Income tax payable	3,005	5,834
Deferred tax liabilities	—	5,349
Long term debt	189,323	199,323

Total liabilities	3,605,094	3,288,765

Total stockholders’ equity	398,448	442,850

Total liabilities and stockholders’ equity	$4,003,542	$3,731,615

LaBranche & Co Inc.

Regulation G Requirement: Reconciliation of Non-GAAP Financial Measures

(all data in thousands, except per share data)

(unaudited)

In evaluating the Company’s financial performance, management reviews results from operations, which excludes non-operating charges. Pro-forma earnings per share is a non-GAAP (generally accepted accounting principles) performance measure, but the Company believes that it is useful to assist investors in gaining an understanding of the trends and operating results for the Company’s core business. Pro-forma earnings per share should be viewed in addition to, and not in lieu of, the Company’s reported results under U.S. GAAP.

The following is a reconciliation of U.S. GAAP results to pro-forma results for the periods presented:

	Three Months Ended September 30,
	2009				2008
	Amounts as reported	(1) (2) Adjustments		Pro forma amounts	Amounts as reported	(1) (2) Adjustments		Pro forma amounts
Revenues, net of interest expense	$18,597	$(5,141	)(1)	$13,456	$47,014	$31,937	(1)	$78,951
Total expenses	33,620	—		33,620	55,881	—		55,881

(Loss) income before (benefit) provision for income taxes	(15,023)	(5,141)		(20,164)	(8,867)	31,937		23,070
(Benefit) provision for income taxes	(6,123)	(2,056)		(8,179)	(3,280)	12,775		9,495

(Loss) income applicable to common stockholders	$(8,900)	$(3,085)		$(11,985)	$(5,587)	$19,162		$13,575

Basic per share	$(0.17)	$(0.05)		$(0.22)	$(0.09)	$0.31		$0.22
Diluted per share	$(0.17)	$(0.05)		$(0.22)	$(0.09)	$0.31		$0.22

	Nine Months Ended September 30,
	2009				2008
	Amounts as reported	(1) (2) Adjustments		Pro forma amounts	Amounts as reported	(1)(2) Adjustments		Pro forma amounts
Revenues, net of interest expense	$45,992	$(4,734	)(1)	$41,258	$32,111	$144,389	(1)	$176,500
Total expenses	90,199	762	(2)	90,961	147,319	(6,005	)(2)	141,314

(Loss) income before (benefit) provision for income taxes	(44,207)	(5,496)		(49,703)	(115,208)	150,394		35,186
(Benefit) provision for income taxes (3)	(18,873)	(2,198)		(21,071)	(48,046)	60,158		12,112

(Loss) income applicable to common stockholders	$(25,334)	$(3,298)		$(28,632)	$(67,162)	$90,236		$23,074

Basic per share	$(0.45)	$(0.06)		$(0.51)	$(1.08)	$1.45		$0.37
Diluted per share	$(0.45)	$(0.06)		$(0.51)	$(1.08)	$1.45		$0.37

(1)	Revenue adjustment reflects (gain) loss in each accounting period, based on the change in fair market value of the Company’s NYX shares at the end of each such period versus the beginning of such period.
(2)	Expense adjustment reflects the (income) expense associated with early extinguishment of the Company’s debt in accounting period.
(3)	In the first quarter of 2008, the Company recognized a tax benefit due to the release of a tax reserve for an expired tax year, which resulted in a reduced provision for income taxes.